Exhibit 99.1

Heritage Commerce Corp Earns $10.2 Million for the First Quarter of 2024

and Grows Client Deposits by 2%

San Jose, CA — April 25, 2024 — Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”), today announced that its first quarter 2024 net income was $10.2 million, or $0.17 per average diluted common share, compared to $18.9 million, or $0.31 per average diluted common share, for the first quarter of 2023, and $13.3 million, or $0.22 per average diluted common share, for the fourth quarter of 2023. All data are unaudited.

“Our first quarter 2024 earnings were solid, highlighted by total client deposits increasing over $66 million from the prior quarter and the loan portfolio increasing over $74 million, year-over-year,” said Clay Jones, President and Chief Executive Officer. “First quarter earnings typically reflect increased seasonal expenses such as payroll taxes and other employee benefits, and this first quarter was no exception. While we benefit from higher yields on assets, we continue to see a modest impact on the increase cost of our deposits causing a slight compression in our net interest margin. The Bank’s credit quality remains strong, supported by sound reserves for potential credit losses.”

“Heritage Bank of Commerce was honored to be recently recognized on Forbes’ List of World’s Best Banks and ranked 25th on S&P Global Market Intelligence's top 50 list of best-performing community banks. These prestigious recognitions underscore our commitment to excellence, sound financial management and our dedication to serving our client community” added Mr. Jones.

“This year we celebrate the Bank’s 30th anniversary, a milestone that speaks to the dedication of our team members, the trust of our loyal clients, and our unwavering commitment to supporting our communities,” said Mr. Jones. "With this support, we have created a vibrant franchise, and remain optimistic about the future of our Company.”

First Quarter Ended March 31, 2024

Operating Results, Current Liquidity Position, Financial Condition, Credit Quality, and Capital Management

(as of, or for the periods ended March 31, 2024, compared to March 31, 2023, and December 31, 2023, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.17 for the first quarter of 2024, compared to $0.31 for the first quarter of 2023, and $0.22 for the fourth quarter of 2023.
♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible common equity for the periods indicated:

	For the Quarter Ended:
	March 31,	December 31,	March 31,
(unaudited)	2024	2023	2023
Return on average assets	0.79%	1.00%	1.47%
Return on average tangible assets(1)	0.82%	1.04%	1.52%
Return on average equity	6.08%	7.96%	12.03%
Return on average tangible common equity(1)	8.24%	10.84%	16.71%

(1)	Financial results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and with reference to certain non-GAAP financial measures. Management believes that the presentation of certain non-GAAP financial measures such as the Company’s return on tangible assets and return on tangible common equity ratios provide useful supplemental information to investors as a financial measure commonly used in the banking industry. A reconciliation of GAAP to non-GAAP financial measures are presented in the tables at the end of this earnings release.

Net Interest Income:

♦	Net interest income decreased (19%) to $40.1 million for the first quarter of 2024, compared to $49.3 million for the first quarter of 2023. The fully tax equivalent (“FTE”) net interest margin contracted (75 basis points) to 3.34% for the first quarter of 2024, from 4.09% for the first quarter of 2023, primarily due to higher rates paid on customer deposits, a decrease in the average balances of noninterest-bearing demand deposits, a decrease in average interest earning assets, and decreases in average balances of higher yielding asset-based loans and Bay View Funding factored receivables, partially offset by an increase in the rate on overnight funds.
♦	Net interest income decreased (5%) to $40.1 million for the first quarter of 2024, compared to $42.3 million for the fourth quarter of 2023. The FTE net interest margin contracted (7 basis points) to 3.34% for the first quarter of 2024 from 3.41% for the fourth quarter of 2023, primarily due to higher rates paid on customer deposits, and a decrease in the average balances of noninterest-bearing demand deposits resulting in a lower average balance of overnight funds, partially offset by higher average yields on loans and overnight funds, and an increase in the average balance of loans.
♦	The following tables set forth the estimated changes in the Company’s annual net interest income and economic value of equity that would result from the designated instantaneous parallel shift in interest rates noted, and assuming a flat balance sheet with consistent product mix, as of March 31, 2024:

	Increase/(Decrease) in
	Estimated Net
CHANGE IN INTEREST RATES (basis points)	Interest Income(1)
(in $000's, unaudited)	Amount	Percent
+400	$18,668	10.0%
+300	$13,966	7.5%
+200	$9,297	5.0%
+100	$4,659	2.5%
0	—	—
−100	$(6,272)	(3.4)%
−200	$(14,475)	(7.7)%
−300	$(24,805)	(13.3)%
−400	$(40,025)	(21.4)%

	Increase/(Decrease) in
	Estimated Economic
CHANGE IN INTEREST RATES (basis points)	Value of Equity(1)
(in $000's, unaudited)	Amount	Percent
+400	$104,038	8.6%
+300	$88,095	7.3%
+200	$66,340	5.5%
+100	$37,610	3.1%
0	—	—
−100	$(61,930)	(5.1)%
−200	$(151,250)	(12.5)%
−300	$(268,857)	(22.2)%
−400	$(418,343)	(34.5)%

(1)	Computations of prospective effects of hypothetical interest rate changes are for illustrative purposes only, are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. These projections are forward-looking and should be considered in light of the Forward-Looking Statement Disclaimer below. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could reduce any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	March 31, 2024			December 31, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,779,487	$37,339	5.40%	$2,758,935	$37,303	5.36%
Prepayment fees	—	24	0.00%	—	91	0.01%
Asset-based lending	15,864	382	9.68%	14,717	371	10.00%
Bay View Funding factored receivables	53,511	2,838	21.33%	52,861	2,803	21.04%
Purchased residential mortgages	454,240	3,788	3.35%	459,268	3,812	3.29%
Loan fair value mark / accretion	(3,113)	229	0.03%	(3,352)	255	0.04%
Total loans (includes loans held-for-sale)	$3,299,989	$44,600	5.44%	$3,282,429	$44,635	5.39%

●	The average yield on the total loan portfolio increased to 5.44% for the first quarter of 2024, compared to 5.39% for the fourth quarter of 2023, primarily due to higher loan yields on the core bank, and higher average balances of higher yielding asset-based lending loans and Bay View Funding factored receivables.
●	The average yield on the total loan portfolio decreased to 5.44% for the first quarter of 2024, compared to 5.46% for the first quarter of 2023, primarily due to lower average balances of higher yielding asset-based lending loans and Bay View Funding factored receivables, a decrease in the accretion of loan purchase discount into interest income from acquired loans, and lower prepayment fees, partially offset by increases in the prime rate.
●	In aggregate, the unamortized net purchase discount on total loans acquired was $3.0 million at March 31, 2024.

♦	The following table presents the average balance of deposits and interest-bearing liabilities, interest expense, and the average rate for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	March 31, 2024			December 31, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Deposits:
Demand, noninterest-bearing	$1,177,078			$1,243,222

Demand, interest-bearing	920,048	$1,554	0.68%	948,061	$1,661	0.70%
Savings and money market	1,067,581	6,649	2.50%	1,096,962	6,216	2.25%
Time deposits - under $100	10,945	42	1.54%	11,389	37	1.29%
Time deposits - $100 and over	221,211	2,064	3.75%	234,140	2,130	3.61%
Insured Cash Sweep ("ICS")/Certificate of Deposit Registry
Service ("CDARS") - interest-bearing demand, money market
and time deposits	963,287	6,611	2.76%	920,976	6,009	2.59%
Total interest-bearing deposits	3,183,072	16,920	2.14%	3,211,528	16,053	1.98%
Total deposits	4,360,150	16,920	1.56%	4,454,750	16,053	1.43%

Short-term borrowings	15	—	0.00%	29	—	0.00%
Subordinated debt, net of issuance costs	39,516	538	5.48%	39,477	538	5.41%
Total interest-bearing liabilities	3,222,603	17,458	2.18%	3,251,034	16,591	2.02%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	$4,399,681	$17,458	1.60%	$4,494,256	$16,591	1.46%

●	The average cost of total deposits increased to 1.56% for the first quarter of 2024, compared to 1.43% for the fourth quarter of 2023. The average cost of funds increased to 1.60% for the first quarter of 2024, compared to 1.46% for the fourth quarter of 2023. The average cost of deposits was 0.54% and the average cost of funds was 0.63% for the first quarter of 2023.
●	The increase in the average cost of total deposits and the average cost of funds for the first quarter of 2024 was primarily due to clients seeking higher yields and moving noninterest-bearing deposits to the Bank’s ICS/CDARS deposits and interest-bearing money market accounts.

Provision for Credit Losses on Loans:

♦	During the first quarter of 2024, we recorded a provision for credit losses on loans of $184,000, compared to a $32,000 provision for credit losses on loans for the first quarter of 2023, and a provision for credit losses on loans of $289,000 for the fourth quarter of 2023.

Noninterest Income:

♦	Total noninterest income decreased (26%) to $2.0 million for the first quarter of 2024, compared to $2.8 million for the first quarter of 2023, primarily due to lower service charges and fees on deposit accounts during the first quarter of 2024. Total noninterest income remained relatively flat for the first quarter of 2024, compared to the fourth quarter of 2023.

Noninterest Expense:

♦	Total noninterest expense for the first quarter of 2024 increased to $27.5 million, compared to $25.4 million for the first quarter of 2023, primarily due to higher salaries and employee benefits which are seasonal in nature, and higher marketing related expenses, insurance costs, regulatory assessments, information technology related expenses, and ICS/CDARS fee expense included in other noninterest expense. Total noninterest expense for the first quarter of 2024 increased to $27.5 million, compared to $25.5 million for the fourth quarter of 2023, primarily due to higher employee benefits.
♦	Full time equivalent employees were 351 at March 31, 2024, and 339 at March 31, 2023, and 349 at December 31, 2023.
♦	The efficiency ratio increased to 65.34% for the first quarter of 2024, compared to 48.83% for the first quarter of 2023, and 57.62% for the fourth quarter of 2023, primarily due to lower total revenue and higher noninterest expense during the first quarter of 2024.

Income Tax Expense:

♦	Income tax expense was $4.3 million for the first quarter of 2024, compared to $7.7 million for the first quarter of 2023, and $5.1 million for the fourth quarter of 2023. The effective tax rate for the first quarter of 2024 was 29.5%, compared to 28.9% for the first quarter of 2023, and 27.8% for the fourth quarter of 2023.

Current Liquidity Position, Financial Condition, Credit Quality, and Capital Management:

Liquidity and Available Lines of Credit:

♦	The following table shows our liquidity, available lines of credit and the amounts outstanding at March 31, 2024:

LIQUIDITY AND AVAILABLE LINES OF CREDIT	Total		Remaining
(in $000’s, unaudited)	Available	Outstanding	Available
Excess funds at the Federal Reserve Bank ("FRB")	$490,000	$—	$490,000
FRB discount window collateralized line of credit	1,245,362	—	1,245,362
Federal Home Loan Bank ("FHLB") collateralized borrowing capacity	1,097,518	—	1,097,518
Unpledged investment securities (at fair value)	55,358	—	55,358
Federal funds purchase arrangements	90,000	—	90,000
Holding company line of credit	20,000	—	20,000
Total	$2,998,238	$—	$2,998,238

●	The Company’s total available liquidity and borrowing capacity was $3.00 billion at March 31, 2024. The Company’s total available liquidity and borrowing capacity was $2.64 billion at March 31, 2023, and $2.87 billion at December 31, 2023.
●	The available liquidity and borrowing capacity was 67% of the Company’s total deposits and approximately 149% of the Bank’s estimated uninsured deposits at March 31, 2024. The available liquidity and borrowing capacity was 59% of the Company’s total deposits and approximately 103% of the Bank’s estimated uninsured deposits at March 31, 2023. The available liquidity and borrowing capacity was 66% of the Company’s total deposits and approximately 142% of the Bank’s estimated uninsured deposits at December 31, 2023.
●	The loan to deposit ratio was 75.06% at March 31, 2024, compared to 73.39% at March 31, 2023, and 76.52% at December 31, 2023.
♦Total assets declined (5%) to $5.26 billion at March 31, 2024, compared to $5.54 billion at March 31, 2023, and increased 1% from $5.19 billion at December 31, 2023.

Investment Securities:

♦	Investment securities totaled $1.04 billion at March 31, 2024, of which $404.5 million were in the securities available-for-sale portfolio (at fair value), and $636.2 million were in the securities held-to-maturity portfolio (at amortized cost, net of allowance for credit losses of $12,000). The fair value of the securities held-to-maturity portfolio was $542.9 million at March 31, 2024.
♦The following table shows the balances of securities available-for-sale, at fair value, and the related pre-tax unrealized (loss) for the periods indicated:

SECURITIES AVAILABLE-FOR-SALE	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023
Balance (at fair value):
U.S. Treasury	$347,453	$382,369	$422,903
Agency mortgage-backed securities	57,021	60,267	68,848
Total	$404,474	$442,636	$491,751

Pre-tax unrealized (loss):
U.S. Treasury	$(4,784)	$(5,621)	$(7,510)
Agency mortgage-backed securities	(4,895)	(4,313)	(4,969)
Total	$(9,679)	$(9,934)	$(12,479)

Weighted average life	1.15	1.29	1.88

●	The pre-tax unrealized loss on the securities available-for-sale portfolio was ($9.7) million, or ($6.9) million net of taxes, which was 1.0% of total shareholders’ equity at March 31, 2024.
♦	The following table shows the balances of securities held-to-maturity, at amortized cost, and the related pre-tax unrecognized (loss) and allowance for credit losses for the periods indicated:

SECURITIES HELD-TO-MATURITY	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023
Balance (at amortized cost):
Agency mortgage-backed securities	$604,458	$618,374	$663,481
Municipals — exempt from Federal tax (1)	31,803	32,203	34,764
Total (1)	$636,261	$650,577	$698,245

Pre-tax unrecognized (loss):
Agency mortgage-backed securities	$(92,332)	$(85,729)	$(89,962)
Municipals — exempt from Federal tax	(1,071)	(721)	(297)
Total	$(93,403)	$(86,450)	$(90,259)

Allowance for credit losses on municipal securities	$(12)	$(12)	$(14)

Weighted average life	6.59	6.57	6.95

(1)	Gross of the allowance for credit losses of ($12,000) at both March 31, 2024 and December 31, 2023, and ($14,000) at March 31, 2023.

●	The pre-tax unrecognized loss on the securities held-to-maturity portfolio was ($93.4) million, or ($65.8) million net of taxes, which was 9.7% of total shareholders’ equity at March 31, 2024.
♦	The unrealized and unrecognized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at March 31, 2024 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.
♦	The following are the projected cash flows from paydowns and maturities in the investment securities portfolio for the periods indicated based on the current interest rate environment:

		Agency
		Mortgage-
PROJECTED INVESTMENT SECURITIES		backed and
PAYDOWNS & MATURITIES	U.S.	Municipal
(in $000’s, unaudited)	Treasury	Securities	Total
Second quarter of 2024	$131,000	$22,245	$153,245
Third quarter of 2024	37,500	21,031	58,531
Fourth quarter of 2024	9,000	19,442	28,442
First quarter of 2025	35,000	18,851	53,851
Second quarter of 2025	118,000	18,381	136,381
Third quarter of 2025	25,500	19,583	45,083
Fourth quarter of 2025	—	18,035	18,035
First quarter of 2026	—	17,136	17,136
Total	$356,000	$154,704	$510,704

●	The weighted average life of the total investment securities portfolio was 4.44 years at March 31, 2024, compared to 4.82 years at March 31, 2023, and 4.40 years at December 31, 2023.

Loans:

♦	The following table summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	March 31, 2024		December 31, 2023		March 31, 2023
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$452,231	14%	$463,778	14%	$506,602	16%
Real estate:
CRE - owner occupied	585,031	17%	583,253	17%	603,298	18%
CRE - non-owner occupied	1,271,184	38%	1,256,590	37%	1,083,852	33%
Land and construction	129,712	4%	140,513	4%	166,408	5%
Home equity	122,794	4%	119,125	4%	124,481	4%
Multifamily	269,263	8%	269,734	8%	231,242	7%
Residential mortgages	490,035	15%	496,961	15%	528,639	16%
Consumer and other	16,439	< 1%	20,919	1%	17,905	1%
Total Loans	3,336,689	100%	3,350,873	100%	3,262,427	100%
Deferred loan costs (fees), net	(587)	—	(495)	—	(512)	—
Loans, net of deferred costs and fees	$3,336,102	100%	$3,350,378	100%	$3,261,915	100%

●	Loans, excluding loans held-for-sale, increased $74.2 million, or 2%, to $3.34 billion at March 31, 2024, compared to $3.26 billion at March 31, 2023, and decreased ($14.3) million from $3.35 billion at December 31, 2023. Core loans, excluding residential mortgages, increased $112.8 million, or 4%, to $2.85 billion at March 31, 2024, compared to $2.73 billion at March 31, 2023, and remained relatively flat from $2.85 billion at December 31, 2023.
●	Commercial and industrial (“C&I”) line utilization was 28% at March 31, 2024, compared to 31% at March 31, 2023, and 29% at December 31, 2023.
●	Commercial real estate (“CRE”) loans totaled $1.86 billion at March 31, 2024, of which 32% were owner occupied and 68% were investor CRE loans. There was 36% of the CRE loan portfolio secured by owner occupied real estate at March 31, 2023, and 32% at December 31, 2023.
●	During the first quarter of 2024, there were 23 new CRE loans originated totaling $40 million with a weighted average loan-to-value (“LTV”) and debt-service coverage ratio (“DSCR”) for the non-owner occupied portfolio of 51% and 1.84 times, respectively.

●	The average loan size for all CRE loans was $1.6 million, and the average loan size for office CRE loans was also $1.6 million.
●	The Company has personal guarantees on 92% of its CRE portfolio. A substantial portion of the unguaranteed CRE loans were made to credit-worthy non-profit organizations.
●	Total office exposure (excluding medical/dental offices) in the CRE portfolio was $398 million, including 29 loans totaling approximately $74 million in San Jose, 17 loans totaling approximately $26 million in San Francisco, and eight loans totaling approximately $16 million, in Oakland, at March 31, 2024. Non-owner occupied CRE with office exposure totaled $311 million at March 31, 2024.
●	At March 31, 2024, the weighted average LTV and DSCR for the entire non-owner occupied office portfolio were 42.6% and 1.83 times, respectively.
●	Total medical/dental office exposure in the non-owner occupied CRE portfolio consisted of 14 loans totaling $16.8 million, with a weighted average LTV and DSCR of 46.1% and 2.02 times, respectively, at March 31, 2024.
●	The following table presents the weighted average LTV and DSCR by collateral type for CRE loans at March 31, 2024:

	CRE - Non-owner Occupied			CRE - Owner Occupied		Total CRE
Collateral Type	Outstanding	LTV	DSCR	Outstanding	LTV	Outstanding	LTV
Industrial	19%	40.7%	2.40	33%	43.7%	23%	41.8%
Retail	25%	38.8%	1.99	16%	47.3%	23%	40.3%
Mixed-Use, Special
Purpose and Other	18%	42.5%	1.98	35%	41.1%	22%	41.9%
Office	20%	42.6%	1.83	16%	41.9%	19%	42.4%
Multifamily	18%	42.8%	1.93	0%	0.0%	13%	42.8%
Hotel/Motel	< 1%	19.7%	1.88	0%	0.0%	< 1%	19.7%
Total	100%	41.2%	2.03	100%	43.0%	100%	41.7%

●	The following table presents the weighted average LTV and DSCR by county for CRE loans at March 31, 2024:

	CRE - Non-owner Occupied			CRE - Owner Occupied		Total CRE
County	Outstanding	LTV	DSCR	Outstanding	LTV	Outstanding	LTV
Alameda	25%	45.1%	1.92	18%	45.0%	23%	45.1%
Contra Costa	7%	42.5%	1.76	8%	48.5%	7%	44.3%
Marin	7%	46.8%	1.95	2%	52.8%	5%	47.4%
Monterey	2%	44.4%	1.78	2%	45.9%	2%	44.8%
Napa	1%	29.6%	2.44	1%	52.7%	1%	37.6%
Out of Area	9%	43.0%	2.11	9%	51.6%	9%	45.4%
San Benito	1%	35.3%	2.13	2%	40.7%	1%	37.5%
San Francisco	9%	39.0%	1.75	4%	38.6%	8%	38.9%
San Mateo	10%	37.4%	2.14	15%	40.1%	12%	38.4%
Santa Clara	24%	38.2%	2.25	36%	40.2%	27%	38.9%
Santa Cruz	2%	35.7%	1.87	1%	46.1%	2%	37.5%
Solano	1%	32.8%	2.33	1%	35.9%	1%	33.5%
Sonoma	2%	41.3%	2.23	1%	38.5%	2%	40.8%
Total	100%	41.2%	2.03	100%	43.0%	100%	41.7%

♦	The following table presents the maturity distribution of the Company’s loans, excluding loans held-for-sale, as of March 31, 2024. The table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the prime rate as reflected in the Western Edition of The Wall Street Journal, and contractual repricing dates.

	Due in		Over One Year But
LOAN MATURITIES	One Year or Less		Less than Five Years		Over Five Years
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total	Total
Loans with variable interest rates	$328,683	37%	$281,761	32%	$272,620	31%	$883,064
Loans with fixed interest rates	78,160	3%	631,435	26%	1,744,030	71%	2,453,625
Loans	$406,843	12%	$913,196	27%	$2,016,650	61%	$3,336,689

●	At March 31, 2024, approximately 26% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 31% at March 31, 2023, and 27% at December 31, 2023.

Credit Quality:

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023
Balance at beginning of period	$47,958	$47,702	$47,512
Charge-offs during the period	(358)	(160)	(380)
Recoveries during the period	104	127	109
Net recoveries (charge-offs) during the period	(254)	(33)	(271)
Provision for credit losses on loans during the period	184	289	32
Balance at end of period	$47,888	$47,958	$47,273

Total loans, net of deferred fees	$3,336,102	$3,350,378	$3,261,915
Total nonperforming loans	$7,871	$7,707	$2,240
ACLL to total loans	1.44%	1.43%	1.45%
ACLL to total nonperforming loans	608.41%	622.27%	2,110.40%

●	The following table shows the drivers of change in ACLL for the first quarter of 2024:

DRIVERS OF CHANGE IN ACLL
(in $000’s, unaudited)
ACLL at December 31, 2023	$47,958
Portfolio changes during the first quarter of 2024	(234)
Qualitative and quantitative changes during the first
quarter of 2024 including changes in economic forecasts	164
ACLL at March 31, 2024	$47,888

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

NONPERFORMING ASSETS	March 31, 2024		December 31, 2023		March 31, 2023
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Land and construction loans	$4,673	59%	$4,661	60%	$—	0%
Loans over 90 days past due and still accruing	1,951	25%	889	12%	1,459	65%
Commercial loans	1,127	14%	1,236	16%	685	31%
Home equity and other loans	120	2%	142	2%	96	4%
Residential mortgages	—	0%	779	10%	—	0%
CRE loans	—	0%	—	0%	—	0%
Total nonperforming assets	$7,871	100%	$7,707	100%	$2,240	100%

●	There were 13 borrowers included in NPAs totaling $7.9 million, or 0.15% of total assets, at March 31, 2024, compared to 8 borrowers totaling $2.2 million, or 0.04% of total assets, at March 31, 2023, and 12 borrowers totaling $7.7 million, or 0.15% of total assets at December 31, 2023.
●	There were no CRE loans included in NPAs at March 31, 2024, March 31, 2023, or December 31, 2023.
●	There were no foreclosed assets on the balance sheet at March 31, 2024, March 31, 2023, or December 31, 2023.
●	There were no Shared National Credits (“SNCs”) or material purchased participations included in NPAs or total loans at March 31, 2024, March 31, 2023, or December 31, 2023.

♦	Classified assets totaled $35.4 million, or 0.67% of total assets, at March 31, 2024, compared to $26.8 million, or 0.48% of total assets, at March 31, 2023, and $31.8 million, or 0.61% of total assets, at December 31, 2023. The increase in classified assets during the first quarter of 2024 was primarily due to the downgrade of one CRE investor loan, which is well collateralized, fully leased, cash-flowing, and personally guaranteed by the principals.

Deposits:

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	March 31, 2024		December 31, 2023		March 31, 2023
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,242,059	28%	$1,292,486	30%	$1,469,081	33%
Demand, interest-bearing	925,100	21%	914,066	21%	1,196,789	27%
Savings and money market	1,124,900	25%	1,087,518	25%	1,264,567	28%
Time deposits — under $250	38,105	1%	38,055	1%	37,884	1%
Time deposits — $250 and over	200,739	4%	192,228	4%	172,070	4%
ICS/CDARS — interest-bearing demand,
money market and time deposits	913,757	21%	854,105	19%	304,147	7%
Total deposits	$4,444,660	100%	$4,378,458	100%	$4,444,538	100%

●	Total deposits were relatively flat at $4.44 billion at both March 31, 2024 and March 31, 2023. Total deposits increased $66.2 million, or 2% from $4.38 billion at December 31, 2023.
●	Migration of client deposits into interest-bearing accounts resulted in an increase in ICS/CDARS deposits to $913.8 million at March 31, 2024, compared to $304.1 million at March 31, 2023, and increased $59.7 million from $854.1 million at December 31, 2023.
●	Noninterest-bearing demand deposits decreased ($227.0) million, or (15%), to $1.24 billion at March 31, 2024 from $1.47 billion at March 31, 2023, largely in response to the increasing interest rate environment. Noninterest-bearing demand deposits decreased ($50.4) million, or (4%), from $1.29 billion at December 31, 2023.
●	The Bank had 24,730 deposit accounts at March 31, 2024, with an average balance of $180,000, compared to 24,103 deposit accounts at March 31, 2023, with an average balance of $184,000. At December 31, 2023, the Company had 24,737 deposit accounts, with an average balance of $177,000.
●	Deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $2.05 billion, representing 46% of total deposits, with an average account size of $384,000 at March 31, 2024. At March 31, 2023, deposits from the Bank’s top 100 client relationships, representing 21% of the total number of accounts, totaled $2.20 billion, representing 50% of total deposits, with an average account size of $445,000. At December 31, 2023, deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $1.96 billion, representing 45% of total deposits, with an average account size of $368,000.
●	The Bank’s uninsured deposits were approximately $2.02 billion, or 45% of the Company’s total deposits, at March 31, 2024, compared to $2.56 billion, or 58% of the Company’s total deposits, at March 31, 2023, and $2.01 billion, or 46% of the Company’s total deposits, at December 31, 2023.

Capital Management:

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at March 31, 2024, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirements (1)
Total Capital	15.6%	15.1%	10.0%	10.5%
Tier 1 Capital	13.4%	13.9%	8.0%	8.5%
Common Equity Tier 1 Capital	13.4%	13.9%	6.5%	7.0%
Tier 1 Leverage	10.2%	10.6%	5.0%	4.0%
Tangible common equity / tangible assets (2)	9.9%	10.2%	N/A	N/A

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the Tier 1 Leverage ratio.
(2)	This is a non-GAAP financial measure that represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets. A reconciliation of GAAP to non-GAAP financial measures are presented in the tables at the end of this earnings release.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023
Unrealized loss on securities available-for-sale	$(6,936)	$(7,116)	$(8,924)
Split dollar insurance contracts liability	(2,861)	(2,809)	(3,139)
Supplemental executive retirement plan liability	(2,874)	(2,892)	(2,361)
Unrealized gain on interest-only strip from SBA loans	83	87	107
Total accumulated other comprehensive loss	$(12,588)	$(12,730)	$(14,317)

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not perform a part of, this release or of our filings with the Securities and Exchange Commission.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Any statements that reflect our belief about, confidence in, or expectations for future events, performance or condition should be considered forward-looking statements. Readers should not construe these statements as assurances of a given level of performance, nor as promises that we will take actions that we currently expect to take. All statements are subject to various risks and uncertainties, many of which are outside our control and some of which may fall outside our ability to predict or anticipate. Accordingly, our actual results may differ materially from our projected results, and we may take actions or experience events that we do not currently expect. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the following: (1) factors that affect our liquidity and our ability to meet customer demands for deposit withdrawals, including our cash on hand and the availability of funds from our lines of credit; (2) media items and consumer confidence as those factors affect depositors’ confidence in the banking system generally and in our bank specifically; (3) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (4) market fluctuations that affect the costs we pay for sources of funding, including the interest we pay on deposits and loans; (5) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board and other factors that affect market interest rates generally; (6) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolio; (7) events and circumstances that affect our borrowers' financial condition, results of operations and cash flows, which may, during periods of economic uncertainty or decline, adversely affect those borrowers' ability to repay our loans timely and in full, or to comply with their other obligations under our loan agreements with those customers; (8) geopolitical and domestic political developments, including recent, current and potential future wars and international and multinational conflicts, acts of terrorism, insurrection, piracy and civil unrest, and events reflecting or resulting from social instability, any of which can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, can affect the physical security of our assets and the assets of our customers, and which may increase the volatility of financial markets; (9) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (10) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans to customers, whether held in the portfolio or in the secondary market; (11) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (12) volatility in credit and equity markets and its effect on the global economy; (13) conditions relating to the impact of recent and potential future pandemics, epidemics and other infectious illness outbreaks that may arise in the future, on our customers, employees, businesses, liquidity, financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (14) our ability to compete effectively with other banks and financial services companies and the effects of competition in the financial services industry on our business; (15) our ability to achieve loan growth and attract deposits in our market area; (16) risks associated with concentrations in real estate related loans; (17) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related vacancy rates, and asset and market prices; (18) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (19) regulatory limits and practical factors that affect Heritage Bank of Commerce’s ability to pay dividends to the Company; (20) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (21) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (22) possible adjustment of the valuation of our deferred tax assets or of the goodwill associated with previous acquisitions; (23) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks, including those posed by the increasing use of artificial intelligence, such as data security breaches, “denial of service” attacks, “hacking” and identity theft affecting us or third party vendors or service providers; (24) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (25) risks of loss of funding of the Small Business Administration (“SBA”) or SBA loan programs, or changes in those programs; (26) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (27) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (28) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (29) availability of and competition for acquisition opportunities; (30) geographic and sociopolitical factors that arise by virtue of the fact that substantially all of our operations are located in the San Francisco Bay Area of Northern California; (31) risks of natural disasters (including earthquakes, fires, and flooding) and other events beyond our control; (32) actions taken, planned, or announced by federal, state, regional and local governments in response to the occurrence or threat of any of the foregoing; and (33) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023	2023	2023
Interest income	$57,551	$58,892	$56,274	(2)%	2%
Interest expense	17,458	16,591	7,016	5%	149%
Net interest income before provision
for credit losses on loans	40,093	42,301	49,258	(5)%	(19)%
Provision for credit losses on loans	184	289	32	(36)%	475%
Net interest income after provision
for credit losses on loans	39,909	42,012	49,226	(5)%	(19)%
Noninterest income:
Service charges and fees on deposit
accounts	877	838	1,743	5%	(50)%
Increase in cash surrender value of
life insurance	518	519	493	0%	5%
Gain on sales of SBA loans	178	—	76	N/A	134%
Servicing income	90	103	131	(13)%	(31)%
Termination fees	13	25	11	(48)%	18%
Gain on proceeds from company-owned
life insurance	—	25	—	(100)%	N/A
Other	371	432	312	(14)%	19%
Total noninterest income	2,047	1,942	2,766	5%	(26)%
Noninterest expense:
Salaries and employee benefits	15,509	13,919	14,809	11%	5%
Occupancy and equipment	2,443	2,367	2,400	3%	2%
Professional fees	1,327	1,085	1,399	22%	(5)%
Other	8,257	8,120	6,793	2%	22%
Total noninterest expense	27,536	25,491	25,401	8%	8%
Income before income taxes	14,420	18,463	26,591	(22)%	(46)%
Income tax expense	4,254	5,135	7,674	(17)%	(45)%
Net income	$10,166	$13,328	$18,917	(24)%	(46)%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.17	$0.22	$0.31	(23)%	(45)%
Diluted earnings per share	$0.17	$0.22	$0.31	(23)%	(45)%
Weighted average shares outstanding - basic	61,186,623	61,118,485	60,908,221	0%	0%
Weighted average shares outstanding - diluted	61,470,552	61,412,816	61,268,072	0%	0%
Common shares outstanding at period-end	61,253,625	61,146,835	60,948,607	0%	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%
Book value per share	$11.04	$11.00	$10.62	0%	4%
Tangible book value per share(1)	$8.17	$8.12	$7.70	1%	6%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.08%	7.96%	12.03%	(24)%	(49)%
Annualized return on average tangible
common equity(1)	8.24%	10.84%	16.71%	(24)%	(51)%
Annualized return on average assets	0.79%	1.00%	1.47%	(21)%	(46)%
Annualized return on average tangible assets(1)	0.82%	1.04%	1.52%	(21)%	(46)%
Net interest margin (FTE)	3.34%	3.41%	4.09%	(2)%	(18)%
Efficiency ratio	65.34%	57.62%	48.83%	13%	34%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,178,636	$5,264,905	$5,235,506	(2)%	(1)%
Average tangible assets(1)	$5,002,597	$5,088,264	$5,057,063	(2)%	(1)%
Average earning assets	$4,842,279	$4,923,582	$4,895,009	(2)%	(1)%
Average loans held-for-sale	$2,749	$1,612	$2,755	71%	0%
Average total loans	$3,297,240	$3,280,817	$3,274,770	1%	1%
Average deposits	$4,360,150	$4,454,750	$4,415,952	(2)%	(1)%
Average demand deposits - noninterest-bearing	$1,177,078	$1,243,222	$1,667,260	(5)%	(29)%
Average interest-bearing deposits	$3,183,072	$3,211,528	$2,748,692	(1)%	16%
Average interest-bearing liabilities	$3,222,603	$3,251,034	$2,834,732	(1)%	14%
Average equity	$672,292	$664,638	$637,597	1%	5%
Average tangible common equity(1)	$496,253	$487,997	$459,154	2%	8%

(1)	This is a non-GAAP financial measure. A reconciliation of GAAP to non-GAAP financial measures are presented in the tables at the end of this earnings release.

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2024	2023	2023	2023	2023
Interest income	$57,551	$58,892	$60,791	$58,341	$56,274
Interest expense	17,458	16,591	15,419	12,048	7,016
Net interest income before provision
for credit losses on loans	40,093	42,301	45,372	46,293	49,258
Provision for credit losses on loans	184	289	168	260	32
Net interest income after provision
for credit losses on loans	39,909	42,012	45,204	46,033	49,226
Noninterest income:
Service charges and fees on deposit
accounts	877	838	859	901	1,743
Increase in cash surrender value of
life insurance	518	519	517	502	493
Gain on sales of SBA loans	178	—	207	199	76
Servicing income	90	103	62	104	131
Termination fees	13	25	118	—	11
Gain on proceeds from company-owned
life insurance	—	25	100	—	—
Other	371	432	353	368	312
Total noninterest income	2,047	1,942	2,216	2,074	2,766
Noninterest expense:
Salaries and employee benefits	15,509	13,919	14,147	13,987	14,809
Occupancy and equipment	2,443	2,367	2,301	2,422	2,400
Professional fees	1,327	1,085	717	1,149	1,399
Other	8,257	8,120	8,006	7,433	6,793
Total noninterest expense	27,536	25,491	25,171	24,991	25,401
Income before income taxes	14,420	18,463	22,249	23,116	26,591
Income tax expense	4,254	5,135	6,454	6,713	7,674
Net income	$10,166	$13,328	$15,795	$16,403	$18,917

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.17	$0.22	$0.26	$0.27	$0.31
Diluted earnings per share	$0.17	$0.22	$0.26	$0.27	$0.31
Weighted average shares outstanding - basic	61,186,623	61,118,485	61,093,289	61,035,435	60,908,221
Weighted average shares outstanding - diluted	61,470,552	61,412,816	61,436,240	61,266,059	61,268,072
Common shares outstanding at period-end	61,253,625	61,146,835	61,099,155	61,091,155	60,948,607
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$11.04	$11.00	$10.83	$10.70	$10.62
Tangible book value per share(1)	$8.17	$8.12	$7.94	$7.80	$7.70

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.08%	7.96%	9.54%	10.12%	12.03%
Annualized return on average tangible
common equity(1)	8.24%	10.84%	13.06%	13.93%	16.71%
Annualized return on average assets	0.79%	1.00%	1.16%	1.25%	1.47%
Annualized return on average tangible assets(1)	0.82%	1.04%	1.20%	1.29%	1.52%
Net interest margin (FTE)	3.34%	3.41%	3.57%	3.76%	4.09%
Efficiency ratio	65.34%	57.62%	52.89%	51.67%	48.83%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,178,636	$5,264,905	$5,399,930	$5,278,243	$5,235,506
Average tangible assets(1)	$5,002,597	$5,088,264	$5,222,692	$5,100,399	$5,057,063
Average earning assets	$4,842,279	$4,923,582	$5,051,710	$4,948,397	$4,895,009
Average loans held-for-sale	$2,749	$1,612	$2,765	$4,166	$2,755
Average total loans	$3,297,240	$3,280,817	$3,254,715	$3,227,175	$3,274,770
Average deposits	$4,360,150	$4,454,750	$4,573,621	$4,424,041	$4,415,952
Average demand deposits - noninterest-bearing	$1,177,078	$1,243,222	$1,302,606	$1,368,373	$1,667,260
Average interest-bearing deposits	$3,183,072	$3,211,528	$3,271,015	$3,055,668	$2,748,692
Average interest-bearing liabilities	$3,222,603	$3,251,034	$3,310,485	$3,157,722	$2,834,732
Average equity	$672,292	$664,638	$656,973	$650,240	$637,597
Average tangible common equity(1)	$496,253	$487,997	$479,735	$472,396	$459,154

(1)	This is a non-GAAP financial measure. A reconciliation of GAAP to non-GAAP financial measures are presented in the tables at the end of this earnings release.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023	2023	2023
ASSETS
Cash and due from banks	$32,543	$41,592	$41,318	(22)%	(21)%
Other investments and interest-bearing deposits
in other financial institutions	508,816	366,537	698,690	39%	(27)%
Securities available-for-sale, at fair value	404,474	442,636	491,751	(9)%	(18)%
Securities held-to-maturity, at amortized cost	636,249	650,565	698,231	(2)%	(9)%
Loans held-for-sale - SBA, including deferred costs	1,946	2,205	2,792	(12)%	(30)%
Loans:
Commercial	452,231	463,778	506,602	(2)%	(11)%
Real estate:
CRE - owner occupied	585,031	583,253	603,298	0%	(3)%
CRE - non-owner occupied	1,271,184	1,256,590	1,083,852	1%	17%
Land and construction	129,712	140,513	166,408	(8)%	(22)%
Home equity	122,794	119,125	124,481	3%	(1)%
Multifamily	269,263	269,734	231,242	0%	16%
Residential mortgages	490,035	496,961	528,639	(1)%	(7)%
Consumer and other	16,439	20,919	17,905	(21)%	(8)%
Loans	3,336,689	3,350,873	3,262,427	0%	2%
Deferred loan fees, net	(587)	(495)	(512)	19%	15%
Total loans, net of deferred costs and fees	3,336,102	3,350,378	3,261,915	0%	2%
Allowance for credit losses on loans	(47,888)	(47,958)	(47,273)	0%	1%
Loans, net	3,288,214	3,302,420	3,214,642	0%	2%
Company-owned life insurance	80,007	79,489	79,438	1%	1%
Premises and equipment, net	9,986	9,857	9,142	1%	9%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	8,074	8,627	10,431	(6)%	(23)%
Accrued interest receivable and other assets	118,134	122,536	122,474	(4)%	(4)%
Total assets	$5,256,074	$5,194,095	$5,536,540	1%	(5)%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,242,059	$1,292,486	$1,469,081	(4)%	(15)%
Demand, interest-bearing	925,100	914,066	1,196,789	1%	(23)%
Savings and money market	1,124,900	1,087,518	1,264,567	3%	(11)%
Time deposits - under $250	38,105	38,055	37,884	0%	1%
Time deposits - $250 and over	200,739	192,228	172,070	4%	17%
ICS/CDARS - interest-bearing demand, money market
and time deposits	913,757	854,105	304,147	7%	200%
Total deposits	4,444,660	4,378,458	4,444,538	2%	0%
Subordinated debt, net of issuance costs	39,539	39,502	39,387	0%	0%
Accrued interest payable and other liabilities	95,579	103,234	105,407	(7)%	(9)%
Total liabilities	4,579,778	4,521,194	4,889,332	1%	(6)%

Shareholders’ Equity:
Common stock	507,578	506,539	504,135	0%	1%
Retained earnings	181,306	179,092	157,390	1%	15%
Accumulated other comprehensive loss	(12,588)	(12,730)	(14,317)	(1)%	(12)%
Total shareholders' equity	676,296	672,901	647,208	1%	4%
Total liabilities and shareholders’ equity	$5,256,074	$5,194,095	$5,536,540	1%	(5)%

	End of Period:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2024	2023	2023	2023	2023
ASSETS
Cash and due from banks	$32,543	$41,592	$40,076	$42,551	$41,318
Other investments and interest-bearing deposits
in other financial institutions	508,816	366,537	605,476	468,951	698,690
Securities available-for-sale, at fair value	404,474	442,636	457,194	486,058	491,751
Securities held-to-maturity, at amortized cost	636,249	650,565	664,681	682,095	698,231
Loans held-for-sale - SBA, including deferred costs	1,946	2,205	841	3,136	2,792
Loans:
Commercial	452,231	463,778	430,664	466,354	506,602
Real estate:
CRE - owner occupied	585,031	583,253	589,751	608,031	603,298
CRE - non-owner occupied	1,271,184	1,256,590	1,208,324	1,147,313	1,083,852
Land and construction	129,712	140,513	158,138	162,816	166,408
Home equity	122,794	119,125	124,477	128,009	124,481
Multifamily	269,263	269,734	253,129	244,959	231,242
Residential mortgages	490,035	496,961	503,006	514,064	528,639
Consumer and other	16,439	20,919	18,526	17,635	17,905
Loans	3,336,689	3,350,873	3,286,015	3,289,181	3,262,427
Deferred loan fees, net	(587)	(495)	(554)	(397)	(512)
Total loans, net of deferred fees	3,336,102	3,350,378	3,285,461	3,288,784	3,261,915
Allowance for credit losses on loans	(47,888)	(47,958)	(47,702)	(47,803)	(47,273)
Loans, net	3,288,214	3,302,420	3,237,759	3,240,981	3,214,642
Company-owned life insurance	80,007	79,489	79,607	79,940	79,438
Premises and equipment, net	9,986	9,857	9,707	9,197	9,142
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	8,074	8,627	9,229	9,830	10,431
Accrued interest receivable and other assets	118,134	122,536	131,106	121,467	122,474
Total assets	$5,256,074	$5,194,095	$5,403,307	$5,311,837	$5,536,540

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,242,059	$1,292,486	$1,243,501	$1,319,844	$1,469,081
Demand, interest-bearing	925,100	914,066	1,004,185	1,064,638	1,196,789
Savings and money market	1,124,900	1,087,518	1,110,640	1,075,835	1,264,567
Time deposits - under $250	38,105	38,055	43,906	44,520	37,884
Time deposits - $250 and over	200,739	192,228	252,001	171,852	172,070
ICS/CDARS - interest-bearing demand, money market
and time deposits	913,757	854,105	921,224	824,083	304,147
Total deposits	4,444,660	4,378,458	4,575,457	4,500,772	4,444,538
Other short-term borrowings	—	—	—	—	300,000
Subordinated debt, net of issuance costs	39,539	39,502	39,463	39,425	39,387
Accrued interest payable and other liabilities	95,579	103,234	126,457	117,970	105,407
Total liabilities	4,579,778	4,521,194	4,741,377	4,658,167	4,889,332

Shareholders’ Equity:
Common stock	507,578	506,539	505,692	505,075	504,135
Retained earnings	181,306	179,092	173,707	165,853	157,390
Accumulated other comprehensive loss	(12,588)	(12,730)	(17,469)	(17,258)	(14,317)
Total shareholders' equity	676,296	672,901	661,930	653,670	647,208
Total liabilities and shareholders’ equity	$5,256,074	$5,194,095	$5,403,307	$5,311,837	$5,536,540

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023	2023	2023
Nonaccrual loans - held-for-investment	$5,920	$6,818	$781	(13)%	658%
Loans over 90 days past due
and still accruing	1,951	889	1,459	119%	34%
Total nonperforming loans	7,871	7,707	2,240	2%	251%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$7,871	$7,707	$2,240	2%	251%
Net charge-offs (recoveries) during the quarter	$254	$33	$271	670%	(6)%
Provision for credit losses on loans during the quarter	$184	$289	$32	(36)%	475%
Allowance for credit losses on loans	$47,888	$47,958	$47,273	0%	1%
Classified assets	$35,392	$31,763	$26,800	11%	32%
Allowance for credit losses on loans to total loans	1.44%	1.43%	1.45%	1%	(1)%
Allowance for credit losses on loans to total nonperforming loans	608.41%	622.27%	2,110.40%	(2)%	(71)%
Nonperforming assets to total assets	0.15%	0.15%	0.04%	0%	275%
Nonperforming loans to total loans	0.24%	0.23%	0.07%	4%	243%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	5%	0%	20%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	5%	5%	20%	20%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$500,591	$496,643	$469,146	1%	7%
Shareholders’ equity / total assets	12.87%	12.96%	11.69%	(1)%	10%
Tangible common equity / tangible assets (2)	9.85%	9.90%	8.76%	(1)%	12%
Loan to deposit ratio	75.06%	76.52%	73.39%	(2)%	2%
Noninterest-bearing deposits / total deposits	27.94%	29.52%	33.05%	(5)%	(15)%
Total capital ratio	15.6%	15.5%	15.3%	1%	2%
Tier 1 capital ratio	13.4%	13.3%	13.1%	1%	2%
Common Equity Tier 1 capital ratio	13.4%	13.3%	13.1%	1%	2%
Tier 1 leverage ratio	10.2%	10.0%	9.6%	2%	6%
Heritage Bank of Commerce:
Total capital ratio	15.1%	14.9%	14.7%	1%	3%
Tier 1 capital ratio	13.9%	13.8%	13.5%	1%	3%
Common Equity Tier 1 capital ratio	13.9%	13.8%	13.5%	1%	3%
Tier 1 leverage ratio	10.6%	10.4%	9.9%	2%	7%

(1)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets. A reconciliation of GAAP to non-GAAP financial measures are presented in the tables at the end of this earnings release.
(2)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets. A reconciliation of GAAP to non-GAAP financial measures are presented in the tables at the end of this earnings release.

	At or For the Quarter Ended:
CREDIT QUALITY DATA	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2024	2023	2023	2023	2023
Nonaccrual loans - held-for-investment	$5,920	$6,818	$3,518	$3,275	$781
Loans over 90 days past due
and still accruing	1,951	889	1,966	2,262	1,459
Total nonperforming loans	7,871	7,707	5,484	5,537	2,240
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$7,871	$7,707	$5,484	$5,537	$2,240
Net charge-offs (recoveries) during the quarter	$254	$33	$269	$(270)	$271
Provision for credit losses on loans during the quarter	$184	$289	$168	$260	$32
Allowance for credit losses on loans	$47,888	$47,958	$47,702	$47,803	$47,273
Classified assets	$35,392	$31,763	$31,062	$30,500	$26,800
Allowance for credit losses on loans to total loans	1.44%	1.43%	1.45%	1.45%	1.45%
Allowance for credit losses on loans to total nonperforming loans	608.41%	622.27%	869.84%	863.34%	2,110.40%
Nonperforming assets to total assets	0.15%	0.15%	0.10%	0.10%	0.04%
Nonperforming loans to total loans	0.24%	0.23%	0.17%	0.17%	0.07%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	6%	5%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	5%	5%	5%	5%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$500,591	$496,643	$485,070	$476,209	$469,146
Shareholders’ equity / total assets	12.87%	12.96%	12.25%	12.31%	11.69%
Tangible common equity / tangible assets (2)	9.85%	9.90%	9.28%	9.27%	8.76%
Loan to deposit ratio	75.06%	76.52%	71.81%	73.07%	73.39%
Noninterest-bearing deposits / total deposits	27.94%	29.52%	27.18%	29.32%	33.05%
Total capital ratio	15.6%	15.5%	15.6%	15.4%	15.3%
Tier 1 capital ratio	13.4%	13.3%	13.4%	13.2%	13.1%
Common Equity Tier 1 capital ratio	13.4%	13.3%	13.4%	13.2%	13.1%
Tier 1 leverage ratio	10.2%	10.0%	9.6%	9.7%	9.6%
Heritage Bank of Commerce:
Total capital ratio	15.1%	14.9%	15.0%	14.8%	14.7%
Tier 1 capital ratio	13.9%	13.8%	13.9%	13.7%	13.5%
Common Equity Tier 1 capital ratio	13.9%	13.8%	13.9%	13.7%	13.5%
Tier 1 leverage ratio	10.6%	10.4%	10.0%	10.0%	9.9%

(1)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets. A reconciliation of GAAP to non-GAAP financial measures are presented in the tables at the end of this earnings release.
(2)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets. A reconciliation of GAAP to non-GAAP financial measures are presented in the tables at the end of this earnings release.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2024			March 31, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,299,989	$44,600	5.44%	$3,277,525	$44,112	5.46%
Securities - taxable	1,042,484	6,183	2.39%	1,161,021	7,056	2.46%
Securities - exempt from Federal tax (3)	31,939	286	3.60%	36,012	313	3.52%
Other investments and interest-bearing deposits
in other financial institutions	467,867	6,542	5.62%	420,451	4,859	4.69%
Total interest earning assets (3)	4,842,279	57,611	4.79%	4,895,009	56,340	4.67%
Cash and due from banks	33,214			37,563
Premises and equipment, net	10,015			9,269
Goodwill and other intangible assets	176,039			178,443
Other assets	117,089			115,222
Total assets	$5,178,636			$5,235,506

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,177,078			$1,667,260

Demand, interest-bearing	920,048	1,554	0.68%	1,217,731	1,476	0.49%
Savings and money market	1,067,581	6,649	2.50%	1,285,173	3,489	1.10%
Time deposits - under $100	10,945	42	1.54%	12,280	10	0.33%
Time deposits - $100 and over	221,211	2,064	3.75%	163,047	845	2.10%
ICS/CDARS - interest-bearing demand, money market
and time deposits	963,287	6,611	2.76%	70,461	81	0.47%
Total interest-bearing deposits	3,183,072	16,920	2.14%	2,748,692	5,901	0.87%
Total deposits	4,360,150	16,920	1.56%	4,415,952	5,901	0.54%

Short-term borrowings	15	—	0.00%	46,677	578	5.02%
Subordinated debt, net of issuance costs	39,516	538	5.48%	39,363	537	5.53%
Total interest-bearing liabilities	3,222,603	17,458	2.18%	2,834,732	7,016	1.00%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,399,681	17,458	1.60%	4,501,992	7,016	0.63%
Other liabilities	106,663			95,917
Total liabilities	4,506,344			4,597,909
Shareholders’ equity	672,292			637,597
Total liabilities and shareholders’ equity	$5,178,636			$5,235,506

Net interest income (3) / margin		40,153	3.34%		49,324	4.09%
Less tax equivalent adjustment (3)		(60)			(66)
Net interest income		$40,093			$49,258

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $160,000 for the first quarter of 2024, compared to $300,000 for the first quarter of 2023. Prepayment fees totaled $24,000 for the first quarter of 2024, compared to $138,000 for the first quarter of 2023.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2024			December 31, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,299,989	$44,600	5.44%	$3,282,429	$44,635	5.39%
Securities - taxable	1,042,484	6,183	2.39%	1,074,638	6,516	2.41%
Securities - exempt from Federal tax (3)	31,939	286	3.60%	32,244	288	3.54%
Other investments and interest-bearing deposits
in other financial institutions	467,867	6,542	5.62%	534,271	7,514	5.58%
Total interest earning assets (3)	4,842,279	57,611	4.79%	4,923,582	58,953	4.75%
Cash and due from banks	33,214			35,214
Premises and equipment, net	10,015			9,843
Goodwill and other intangible assets	176,039			176,641
Other assets	117,089			119,625
Total assets	$5,178,636			$5,264,905

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,177,078			$1,243,222

Demand, interest-bearing	920,048	1,554	0.68%	948,061	1,661	0.70%
Savings and money market	1,067,581	6,649	2.50%	1,096,962	6,216	2.25%
Time deposits - under $100	10,945	42	1.54%	11,389	37	1.29%
Time deposits - $100 and over	221,211	2,064	3.75%	234,140	2,130	3.61%
ICS/CDARS - interest-bearing demand, money market
and time deposits	963,287	6,611	2.76%	920,976	6,009	2.59%
Total interest-bearing deposits	3,183,072	16,920	2.14%	3,211,528	16,053	1.98%
Total deposits	4,360,150	16,920	1.56%	4,454,750	16,053	1.43%

Short-term borrowings	15	—	0.00%	29	—	0.00%
Subordinated debt, net of issuance costs	39,516	538	5.48%	39,477	538	5.41%
Total interest-bearing liabilities	3,222,603	17,458	2.18%	3,251,034	16,591	2.02%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,399,681	17,458	1.60%	4,494,256	16,591	1.46%
Other liabilities	106,663			106,011
Total liabilities	4,506,344			4,600,267
Shareholders’ equity	672,292			664,638
Total liabilities and shareholders’ equity	$5,178,636			$5,264,905

Net interest income (3) / margin		40,153	3.34%		42,362	3.41%
Less tax equivalent adjustment (3)		(60)			(61)
Net interest income		$40,093			$42,301

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $160,000 for the first quarter of 2024, compared to $147,000 for the fourth quarter of 2023. Prepayment fees totaled $24,000 for the first quarter of 2024, compared to $91,000 for the fourth quarter of 2023.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

The following tables summarize components of the non-GAAP financial measures for the periods indicated:

RETURN ON AVERAGE TANGIBLE ASSETS
AND AVERAGE TANGIBLE COMMON EQUITY	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023
Net income	$10,166	$13,328	$18,917

Average tangible assets components:
Average Assets	$5,178,636	$5,264,905	$5,235,506
Less: Goodwill	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(8,408)	(9,010)	(10,812)
Total Average Tangible Assets	$5,002,597	$5,088,264	$5,057,063

Annualized return on average tangible assets	0.82%	1.04%	1.52%

Average tangible common equity components:
Average Equity	$672,292	$664,638	$637,597
Less: Goodwill	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(8,408)	(9,010)	(10,812)
Total Average Tangible Common Equity	$496,253	$487,997	$459,154

Annualized return on average tangible common equity	8.24%	10.84%	16.71%

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023
Heritage Commerce Corp:
Capital components:
Total Equity	$676,296	$672,901	$647,208
Less: Preferred Stock	—	—	—
Total Common Equity	676,296	672,901	647,208
Less: Goodwill	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(8,074)	(8,627)	(10,431)
Total Tangible Common Equity	$500,591	$496,643	$469,146

Asset components:
Total Assets	$5,256,074	$5,194,095	$5,536,540
Less: Goodwill	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(8,074)	(8,627)	(10,431)
Total Tangible Assets	$5,080,369	$5,017,837	$5,358,478

Tangible common equity / tangible assets	9.85%	9.90%	8.76%

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023
Heritage Bank of Commerce:
Capital components:
Total Equity	$694,543	$690,918	$664,163
Less: Preferred Stock	—	—	—
Total Common Equity	694,543	690,918	664,163
Less: Goodwill	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(8,074)	(8,627)	(10,431)
Total Tangible Common Equity	$518,838	$514,660	$486,101

Asset components:
Total Assets	$5,254,044	$5,190,829	$5,538,878
Less: Goodwill	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(8,074)	(8,627)	(10,431)
Total Tangible Assets	$5,078,339	$5,014,571	$5,360,816

Tangible common equity / tangible assets	10.22%	10.26%	9.07%

TANGIBLE BOOK VALUE PER SHARE	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2024	2023	2023
Capital components:
Total Equity	$676,296	$672,901	$647,208
Less: Preferred Stock	—	—	—
Total Common Equity	676,296	672,901	647,208
Less: Goodwill	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(8,074)	(8,627)	(10,431)
Total Tangible Common Equity	$500,591	$496,643	$469,146

Common shares outstanding at period-end	61,253,625	61,146,835	60,948,607

Tangible book value per share	$8.17	$8.12	$7.70